EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS




         We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) (No. 333-25971) and related prospectus of Sirco International Corp. for the registration of 220,000 shares of its common stock and to the incorporation by reference therein of our report dated February 17, 1995, with respect to the consolidated financial statements and schedule of Sirco International Corp. and Subsidiaries for the year ended November 30, 1994 included in its Annual Report (Form 10-K) for the year ended November 30, 1996, filed with the Securities and Exchange Commission.



                                                         /s/Ernst & Young LLP
                                                         --------------------
                                                         ERNST & YOUNG LLP


New York, New York

May 13, 1997